Exhibit 10.19

AMENDMENT NO. 1 TO
SENIOR UNSECURED SUPPLEMENTAL LINE OF CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of July 30, 2003 (this "Amendment"), to Senior Unsecured Supplemental Line of Credit Agreement, dated as of February 5, 2003 (the "Revolver Agreement"), between Revlon Consumer Products Corporation (the "Borrower"), and MacAndrews & Forbes Holdings Inc. (the "Lender").

WHEREAS, pursuant to the Revolver Agreement, the Lender has agreed to make certain loans to the Borrower; and

WHEREAS, the Lender and the Borrower have agreed to amend certain terms of the Revolver Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1.    Defined Terms.    Unless otherwise defined herein, capitalized terms used herein which are defined in the Revolver Agreement are used as therein defined. Unless otherwise identified herein, Section references refer to Sections of the Revolver Agreement.

2.    Amendment of Section 1.1.    Section 1.1 of the Revolver Agreement is hereby amended by amending and restating the definition of "Commitment" as follows:

"Commitment" means the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding of up to $40,000,000 for the period from the Effective Date through and including December 31, 2004, increasing to $65,000,000 for the period from and including July 30, 2003 through and including December 31, 2004, as such obligation is reduced from time to time in accordance with Section 2.3 hereof."

3.    Amendment of Section 8.2.    Under Section 8.2 of the Revolver Agreement, the Borrower's address for notices shall be amended and restated as follows:

Borrower:	Revlon Consumer Products Corporation 625 Madison Avenue New York, New York 10022 Attention: John Matsen, Jr. Telecopy: (212) 527-5250 E-mail: john.matsen@revlon.com

4.    Effectiveness.    This Amendment shall be effective as of the date first set forth above.

5.    Reference to and Effect on the Revolver Agreement; Limited Effect.    On and after the date hereof, each reference in the Revolver Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Revolver Agreement shall mean and be a reference to the Revolver Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Revolver Agreement, nor constitute a waiver of any other provision of the Revolver Agreement. Except as expressly amended herein, all of the provisions and covenants of the Revolver Agreement remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

6.    Counterparts.    This Amendment may be executed by one or more of the parties on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.    GOVERNING LAW.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Execution page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

REVLON CONSUMER PRODUCTS CORPORATION
By: /s/ Robert K. Kretzman

Name: Robert K. Kretzman Title: Senior Vice President, General Counsel and Secretary

MACANDREWS & FORBES HOLDINGS INC.
By: /s/ Todd J. Slotkin

Name: Todd J. Slotkin Title: Executive Vice President and Chief Financial Officer